SETTLEMENT AGREEMENT

                                      AND

                             MUTUAL GENERAL RELEASE

      This Settlement Agreement and Mutual General Release (hereinafter "Agreement") is entered into this 17th day of February, 2000 between Washington University (hereinafter "WU"), having its principal office at One Brookings Drive, Saint Louis, Missouri 63130 and Scott Hultgren, Ph.D., Professor of Molecular Microbiology at WU, and SIGA Pharmaceuticals, Inc. (hereinafter "SIGA"), a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 420 Lexington Avenue, Suite 620, New York, New York 10170.

                                    Recitals

      WHEREAS, WU through its research funded in part by WU, SIGA and others have developed intellectual property comprising patent rights, copyrights, know-how and technical data;

      WHEREAS, SIGA is in the business of researching, developing, and commercializing products based upon such intellectual property rights;

      WHEREAS, on or about July 9, 1997 Dr. Hultgren and SIGA entered into a personal consulting agreement (hereinafter "PCA") under which Dr. Hultgren agreed to provide consulting services to SIGA regarding, among other things, providing scientific scrutiny of programs funded by SIGA with respect to the appropriateness of its research and development programs and potential impact of alternative technologies, advising SIGA concerning developments in research and the potential of such developments as a basis for developing new products and recommending persons who might be appropriate as consultants or scientific staff for SIGA;

      WHEREAS, on or about February 6, 1998 WU and SIGA entered into a Research Collaboration and Licensing Agreement which was amended by letter agreement on October 21, 1998 (hereinafter "RCLA") regarding the intellectual property rights associated and generated under a research collaboration between SIGA and WU with Dr. Hultgren as the primary investigator under the agreement;

      WHEREAS, on or about July 23, 1999, WU made a demand for arbitration regarding disputes arising from the RCLA pursuant to the rules of the American Arbitration Association as required under the RCLA, and on July 26, 1999, SIGA made a counter-demand for arbitration;

      WHEREAS, on or about July 28, 1999 SIGA brought suit against Dr. Hultgren in the United States District Court for the Southern District of New York alleging various causes of action relating to the subject matter of both the PCA and the RCLA;

      WHEREAS, the parties hereto wish to settle the disputes regarding the RCLA and the PCA, and any other disputes which exist or may exist between them on the terms stated herein;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all the parties hereto, the parties agree as follows:

                            Covenants and Conditions

      1. Research Collaboration and Licensing Agreement. The Research Collaboration and Licensing Agreement (hereinafter "RCLA") between WU and SIGA and all rights granted therein (except as specifically noted below) are terminated effective February 6, 1999. No obligations imposed on either party under the RCLA, except for the maintenance of confidentiality regarding the other party's confidential information under Article 7 of the RCLA, will survive termination. Title to all equipment purchased under the RCLA and physically maintained by WU hereby vests in WU.

      2. Personal Consulting Agreements. All personal consulting agreements between SIGA and any WU faculty members and/or employees, including the PCA between SIGA and Dr. Hultgren, are hereby terminated. SIGA will neither propose nor enter into any new consulting agreements with WU faculty members and/or employees without first receiving WU's written consent.

      3. Mutual Releases. Except with respect to the obligations created by or arising out of this Agreement, SIGA for itself and on behalf of its parent, subsidiary, and other affiliated corporations, divisions, directors, officers, employees, agents, affiliates, representatives, and assigns who may claim through it hereby release, acquit and forever discharge and covenant not to sue individually or collectively WU, Dr. Hultgren and/or their agents, employees, insurers, directors, officers, successors and assigns for, of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatsoever, including right to contribution or indemnification, equitable or declaratory relief, whether now known or unknown, suspected or unsuspected, which SIGA or its related parties either now has, owns or holds or at any time heretofore ever had, owned or held, or could, shall or may hereafter have, own or hold, resulting or to result from occurrences that happened at any time up until the signing of this agreement, including, but not limited to, those relating to, based upon or arising out of the RCLA, the PCA, or any other personal consulting agreement with WU faculty members and/or employees, or any of the facts or transactions asserted in the aforesaid arbitration proceedings and suit by any of the parties. (All of which released claims are hereinafter referred to as "SIGA's Released Matters"), SIGA and Dr. Hultgren will promptly file after the effective date of this Agreement a Stipulation of Discontinuance with Prejudice of SIGA's action against Dr. Scott Hultgren in Action no. 99 Civ, 6017 (DAB) pending in the United States District Court for the Southern District of New York.

      Except with respect to the obligations created by or arising out of this Agreement, WU, Dr. Hultgren, for themselves and an behalf of their agents, employees, insurers, directors, officers, successors, assigns and others who may claim through them hereby release, discharge and covenant not to sue individually or collectively SIGA, its parent, subsidiary and other affiliated corporations, divisions, directors, officers, employees, agents, insurers and its successors and assigns for, of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatsoever, including right to contribution or indemnification, equitable or declaratory relief, whether now known or unknown, suspected or unsuspected, which WU, Dr.

Hultgren or their related parties either now has, owns or holds or at any time heretofore ever had, owned or held, or could, shall or may hereafter have, or own or hold, resulting or to result from occurrences that happened at any time prior to the signing of this agreement, including, but not limited to, those relating to, based upon or arising out of the RCLA, the PCA, or any other personal consulting agreement with WU faculty members and/or employees, or any of the facts or transactions which were or could have been asserted in the aforesaid arbitration proceedings and suit by any of the parties. (All of which released claims are hereinafter referred to as "WU's Released Matters").

      The parties shall promptly file a mutual termination notice with the American Arbitration Association concluding such proceedings in accordance with this settlement.

      It is the intention of the parties that this Agreement shall be effective as a full and final accord and satisfaction and mutual release of and from all of SIGA's Released Matters and WU's Released Matters.

      4. Contract Construction. The parties hereby agree that this Agreement shall be construed, interpreted, and applied in accordance with the following:

            a. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision of this Agreement.

            b. This Agreement contains the entire agreement among the parties hereto and supersedes and cancels all previous agreements, negotiations, commitments and writings with respect to the subject matter hereof, and may not be released, discharged, abandoned, changed, or modified in any manner, orally or in writing, except by an instrument in writing signed by a duly authorized officer of each of the parties hereto. Any attempt to modify this Agreement orally or in writing not duly executed by all parties hereto shall be void.

            c. This Agreement shall be deemed executed and delivered within the state of Missouri, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Missouri.

            d. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement.

      5. Effective date. The effective date of this Agreement shall be the date on which this Agreement is finally executed by all parties hereto.

      6. Confidentiality of the Agreement. Each party agrees to keep secret and confidential the terms of this agreement except as follows. WU and its related parties may disclose this Agreement and its terms to the extent necessary to negotiate rights in the technology and related intellectual property to prospective or future existing licensees or other recipients of such rights, or to the extent necessary for it to comply with requirements for financial grant applications or other funding agreements related to the technology. SIGA may disclose this Agreement and its terms to the extent necessary for it to comply with its reporting obligations as a public company, to the extent necessary for it to comply with requirements for financial grant applications or other funding agreements related to the technology, to the extent necessary to make required bona fide disclosures to prospective investors in SIGA and to the extent necessary to negotiate rights in technology and related intellectual property to prospective clients regarding pharmaceutical transactions when such disclosure should reasonably be made. All parties may disclose portions of this Agreement as necessary for each party to comply with a valid Court Order, federal and/or state agency or private action subpoenas, provided reasonable notice is given to the other party of the Order or subpoena prior to responding thereto.

      7. Warranty of Persons executing this Agreement. Each person whose signature appears below warrants and guarantees, on behalf of him or herself, and on behalf of the party for whom he or she is executing this Agreement, that such person had been duly authorized and has full authority to execute this Agreement on behalf of the party for whom he or she is executing this Agreement.

      8. Publicity. Notwithstanding any provisions of this Agreement:

            a. Neither WU nor Dr. Hultgren may use the name or marks of SIGA or of any of its employees or subcontractors in advertising, publicity or otherwise without the prior written approval of SIGA; or

            b. Neither SIGA nor any of its affiliates or employees may use the name or marks of WU, nor the name of Dr. Hultgren, nor the names of other investigators or employees of WU in advertising, publicity or otherwise without the prior written approval of WU.

      9. Patent Expenses. WU will reimburse SIGA the cost of patent expenses arising from the RCLA in the amount of $37,037.04 within thirty (30) days of the execution of this agreement.

      10. Patent Rights. SIGA disclaims any rights, title or interest in and hereby expressly assigns any rights, title and interest it has or may claim to have in any proprietary technology, patents, patent applications, inventions and improvements related to the RCLA project as defined in sections 1.8, 1.11 (as amended, 10/21/98), 1.12, 1.17, and 1.18 of the RCLA to WU, whether developed by WU employees or contractors and/or by SIGA employees or contractors. This agreement does not encompass certain rights, title or interest SIGA has or claims in certain patents and/or patent applications not arising from the RCLA and which are specifically set forth in Appendix A attached hereto. In particular, as to the patent rights associated with U.S. patent application serial no. 60/140,990 (DegP Periplasmic Protease), Washington University and SIGA each claim rights in said application based on inventorship by their respective employees or agents. As to the remaining patents and/or patent applications set forth in Appendix A, Washington University and SIGA each claim rights in said patents or applications, on Washington University's part, based on inventorship by its employees or agents, and on SIGA's part, based on inventorship by employees or agents of Symbicom (AB) and on a written assignment of Symbicom's patent rights therein to SIGA. Unless otherwise indicated by subsequent agreement, WU and SIGA will equally share responsibility for the administration and the expenses for the prosecution of patent applications and/or patents specifically set forth in Appendix A attached hereto.

      WU and SIGA have entered into a licensing agreement regarding U.S. Patent Number 5,834,591 entitled "Polypeptides and Antibodies Useful for the Diagnosis and Treatment of Pathogenic Neisseria and Other Micro Organisms having Type IV Pilin" which technology was incorporated into the RCLA by letter amendment dated October 21, 1998. The licensing agreement is attached hereto as Appendix B and is hereby incorporated into this agreement.

      11. Licensing Revenues. WU agrees to pay SIGA a licensing revenue of 20% of the first $2,000,000.00 of net licensing revenues (that is, up to $400,000.00) that derive from the commercialization of products covered by valid claims under any patent rights of section 10 of this Agreement, and 10% of the next $1,0O0,000.00 of the net licensing revenues (that is, up to an additional $100,000.00) that derive from the commercialization of products covered by valid claims under any patent rights of section 10 of this Agreement, with the total payment of licensing revenues to SIGA not to exceed $500,000.00 under any circumstances. WU and SIGA agree that "net licensing revenues" includes licensing fees, license maintenance fees, milestone payments and royalties, but that "net licensing revenues" expressly excludes any research support funds.

      12. Government Rights. This Agreement is subject to any rights pursuant to research funding from the Federal Government, if any, and will be modified as necessary to conform to government regulations.

      13. Admissions. Nothing in this Agreement or the settlement of this dispute shall constitute or be construed as an admission with respect to the merits of any claim or cause of action, or of any other matter of law or fact heretofore asserted in any proceeding by any party hereto. The parties further agree that no representation of fact or opinion has been made by one of them to the other with respect to the extent or nature of the claims or damages in order to induce this compromise.

                [SENNIGER, POWERS, LEAVITT & ROEDEL LETTERHEAD]

                               February 18, 2000

Sigmund S. Wissner-Gross, Esq.
Heller, Horowitz & Feit, P.C.
292 Madison Avenue
New York, NY 10017

Re:   Washington University vs. SIGA Pharmaceuticals, Inc.
      Our File WSHU 2007

Dear Sigmund:

      Enclosed please find fully executed originals of the Settlement Agreement and Release and Nonexclusive License Agreement.

      I will call you soon to discuss matters related to the pending patent estate.

                                        Yours truly,

                                        /s/ G. Harley Blosser

                                        G. Harley Blosser

GHB/bk
Enclosures
cc: Andrew Neighbour (via fax)

      14. Agent. No party shall be deemed to be an agent of another party as a result of any transaction under or related to this Agreement, and shall not in any way pledge the other party's credit or incur any obligation on behalf of the other party.

      15. Advice of Counsel. Each party has had the advice of counsel of their own choosing before executing this Agreement. Each party also acknowledges that they have reviewed this Agreement prior to execution and the execution hereof is their free act and deed.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective corporate names by their duly authorized officers, or in their individual capacity, as of the dates indicated.


                                        /s/ Scott Hultgren
                                        ----------------------------------------
                                        Dr. Scott Hultgren

                                        Date: 2/17/00
                                              ----------------------------------

SIGA Pharmaceuticals, Inc.


By: /s/ Joshua D. Schein
    ------------------------------------

Name: Joshua D. Schein
      ----------------------------------

Title: Chief Executive Officer
       ---------------------------------

Date: 2/14/00
      ----------------------------------

Washington University


By: /s/  Theodore J. Cicero
    ------------------------------------

Name: Theodore J. Cicero, Ph.D.
      ----------------------------------

Title: Vice Chancellor for Research
       ---------------------------------

Date: 2/17/00
      ----------------------------------

                                   APPENDIX A

                                 Patent Rights

1.    U.S. Serial Number 60/140,990

      DegP Periplasmic Protease, a New Anti-Infective Target and an In Vivo Assay for DegP Protease Function.


2.    New Zealand Application 311902:

      Treatment or Prophylaxis of Diseases Caused by Pilus-Forming Bacteria.

3.    Japanese Application Number 514666

      Treatment or Prophylaxis of Diseases Caused by Pilus-Forming bacteria

4.    Australian Patent Number 704114

      Compounds and Pharmaceutical Compositions for the Treatment and Prophylaxis of Bacterial Infections.

5.    Canadian Application Number 2176808

      Compounds and Pharmaceutical Compositions for the Treatment and Prophylaxis of Bacterial Infections.

6.    European Patent Application Number 95902653

      A New Method for the Treatment and Prophylaxis of Bacterial Infection.

7.    U.S. Serial Number 08/154,035 - Abandoned

      Treatment or Prophylaxis of Diseases Caused by Pilus-Forming Bacteria.

8.    U.S. Serial Number O8/462,436

      Method for Treatment and Prophylaxis of Bacterial Infections.

9.    U.S. Serial Number 08/465,275

      Treatment or Prophylaxis of Diseases Caused by Pilus-Forming Bacteria.

10.   U.S. Serial Number 08/640,877

      Compounds and Pharmaceutical Compositions for the Treatment and Prophylaxis of Bacterial Infections.

11.   PCT/US94/13455 - Abandoned

      Treatment or Prophylaxis of Diseases Caused by Pilus-Forming Bacteria.

                                   APPENDIX B

                         NONEXCLUSIVE LICENSE AGREEMENT

                                    Between

                       Washington University in St. Louis
                                    Licensor

                                      And

                           SIGA Pharmaceuticals, Inc.
                                    Licensee

Introduction: This Agreement is made and entered into this ___ day of February, 2000 by and between Washington University in St. Louis, a corporation established by special act of the Missouri General Assembly approved February 22, 1853 and acts amendatory thereto, having its principal office at One Brookings Drive, St. Louis, Missouri 63130 (hereinafter "WU") and SIGA Pharmaceuticals, Inc., having its principal office at 420 Lexington Ave, Suite 620, New York, NY 10120 (hereinafter "SIGA"). WU and SIGA may be referred to individually as a "Party" or collectively as the "Parties".

1. Background. WU is the owner of certain Patent Rights, Tangible Research Property and Technical Information (collectively, Intellectual Property, all as hereinafter defined) relating to polypeptides and antibodies useful for the diagnosis and treatment of pathogenic Neisseria and other organisms having Type IV pilin, and WU has the right to grant licenses thereto. WU wishes to allow the Intellectual Property to be used to further scientific research and for new product development and other applications in the public interest and is willing to grant a license for such uses. SIGA represents to WU that it has the necessary product development, manufacturing and marketing capabilities to commercialize products based on such Intellectual Property. SIGA desires to obtain a license to use these properties and information for its own commercial research and development endeavors upon the terms and conditions set forth in this Agreement. In consideration of these premises and the mutual promises contained herein, the Parties further agree as follows.

2. Definitions. For the purposes of this Agreement, the following words and phrases will have the meanings assigned to them below.

2.1   Agreement: This nonexclusive license agreement.

2.2 Calendar Half/Year: Each six months period or portion thereof beginning on January 1 or July 1; or each twelve month period, or portion thereof, beginning on January 1.

2.3 Combination Product: Any product that is comprised in part of a Licensed Product and in part of one or more other components which are not themselves Licensed Products (the "Other Components"). Other Components do not include surfactants, diluents and carriers.

2.4   Effective Date: [The day, month and year written in the Introduction].

2.5 Field: Human and veterinary antimicrobial therapeutic and prophylactic compounds and vaccines.

2.6 First Commercial Sale: The date of first transfer by SIGA or its Sublicensees to an unrelated third party of a Licensed Product for compensation (including equivalent cash value for trades or other non-cash payments). The transfer of Licensed Products by SIGA and its Sublicensees strictly for its own laboratory research and development purposes, beta-testing and/or clinical testing does not constitute a First Commercial Sale for the purposes of this Agreement, provided that SIGA receives no payment for such Licensed Product in excess of the fully burdened (i.e., direct and indirect) costs of producing and transporting such materials.

2.7 Intellectual Property: Patent Rights patents and patent applications, trademarks, service marks, copyrights, mask works, trade secrets, Tangible Research Property and Technical Information.

2.8 Licensed Product: Any product or service which is made, made for, used, sold or imported by SIGA and/or its Sublicensees which (a) in the absence of this license Agreement would infringe at least one valid claim, (b) uses, is used in, or is made using a process covered by a valid claim, or
      (c) is made with or derived from a compound or composition covered by a valid claim. Licensed Product includes any product made, and method or process used, in whole or in part using Tangible Research Property or Technical Information.

2.9 Net Sales: For purposes of computing royalties, gross amounts received by SIGA or its Sublicensees for Sales of Licensed Products less qualifying costs, taxes and discounts, as set forth below, which are actually invoiced and borne by SIGA and its Sublicensees. Deductions for calculating Net Sales are limited to the following:

2.9.1   Trade, quantity and cash discounts

2.9.2 Credits, allowances or refunds, not exceeding the original invoice amount, for claims, damaged goods, rejections or returns.

2.9.3   Prepaid outbound transportation expenses and freight insurance premiums

2.9.4 Excise, sale, use, value added or other taxes levied by a governmental agency, other than income taxes.

2.10 Patent Rights: US Patent No. 5,834,591 and all foreign counterparts, continuations, continuations-in-part, divisions, extensions, reexaminations and reissues thereof, which trace their earliest priority filing date by unbroken lineage to this patent and its parent applications.

2.11 Sale: Any transaction in which a Licensed Product is exchanged for value. A Sale of a Licensed Product will be deemed to have been made at the time SIGA or its Sublicensee invoices, ships, or receives value for, whichever occurs first, a Licensed Product.

2.12 Sublicensee: A person or entity to which SIGA has granted a sublicense under the license rights granted to SIGA in Article 3 of this Agreement.

2.13 Sublicensing Revenue: All fees and cash equivalent for securities, equipment and other property received by SIGA from its Sublicensees for the grant of any sublicense. Said Sublicensing Revenue will exclude any research payments made to SIGA by any Sublicensee.

2.14 Tangible Research Property: The physical embodiments of Patent Rights and Technical Information, including all progeny and derivatives thereof.

2.15 Technical Information: All ideas, data, know-how, trade secrets, research information, methods, procedures or processes, biological or chemical materials, owned by WU, resulting from research performed by or under the direction of Dr. Stephan Normark et al, which contribute to the practice of the inventions in the Patent Rights and the commercialization of Licensed Products.

2.16 Term: Commences on the Effective Date and continues until the expiration of the last of the patents included in the Patent Rights to expire, unless earlier terminated in accordance with this Agreement. A patent will be understood to expire at midnight on the day of its expiration.

2.17 Territory: Anywhere in the world except for countries to which export of technology or goods is prohibited by applicable U.S. export control laws or regulations.

2.18 Valid Claim: A claim (a) of a pending Patent Rights patent application which claim has not been pending for longer than seven years, or (b) of an issued and unexpired Patent Rights patent which has not been held invalid or unenforceable by a court or other governmental agency of competent jurisdiction in a decision or order that is not subject to an appeal.

3. License Grant. Subject to the terms and conditions set forth in this Agreement, WU hereby grants to SIGA and SIGA hereby accepts, the following license during the Term in the Territory:

3.1 A nonexclusive, fee- and royalty-bearing license, including the right to grant sublicenses, under the Intellectual Property, to make, have made, sell, offer for sale, use, and import Licensed Products in the Field.

3.2 The right to grant sublicenses granted to SIGA under this Agreement is subject to the following conditions:

3.2.1 In each sublicense, SIGA must prohibit the Sublicensee from further sublicensing and require that the Sublicensee is subject to the terms and conditions of the license granted to SIGA under this Agreement.

3.2.2 Within thirty days of the effective date of any sublicense, SIGA must send to WU a complete copy of the sublicense. If the original sublicense is written in a language other than English, then SIGA must also send to WU within the allotted time a translation of the sublicense written in English.

3.2.3 If SIGA enters bankruptcy or receivership, voluntarily or involuntarily, Sublicensing Revenue then or thereafter due to SIGA will, upon notice from WU to any Sublicensee, become owed directly to WU for the account of SIGA. WU will remit to SIGA any amounts received that exceed the sum actually owed by SIGA to WU.

3.2.4 Any sublicense granted by SIGA under this Agreement will remain in effect in the event that this Agreement is terminated prior to expiration. Any Sublicensee will automatically become a direct licensee of WU under the rights originally sublicensed to it by SIGA provided the

      Sublicensee did not cause the termination of this Agreement and the Sublicensee agrees to comply with all the terms of this Agreement and to fulfill all the responsibilities of SIGA hereunder.

3.2.5 SIGA will be primarily liable to WU for all of SIGA's obligations contained in this Agreement. Any act or omission by a Sublicensee that would be a breach of this Agreement if imputed to SIGA will be deemed to be a breach by SIGA of this Agreement.

3.3 The license "to have made" granted in Section 3.1 means that SIGA or its Sublicensee may contract with a third party or parties to manufacture Licensed Products for SIGA or its Sublicensee. SIGA will require any contractors to assume confidentiality obligations consonant with Article 6 of this Agreement.

3.4 SIGA and its Sublicensees have no ownership rights of any kind in the Intellectual Property licensed under this Agreement. All ownership rights remain the property of WU. WU will retain all original versions of Tangible Research Property and Technical Information licensed and will retain control over the same at all times. The delivery of Tangible Research Property and Technical Information and grant of license rights thereto under this Agreement do not constitute a sale of the same.

3.5 In accordance with Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. section section 200-212, the United States government retains certain rights to inventions arising from federally supported research or development. Under these laws and implementing regulations, the government may impose requirements on such Inventions. Licensed Products embodying inventions subject to these laws and regulations sold in the United States must be substantially manufactured in the United States. The license rights granted in this Agreement are expressly made subject to these laws and regulations as they may be amended from time to time. SIGA agrees to abide by these laws and regulations.

3.6 SIGA will ensure that where applicable "Patent Pending" or the Patent Rights patent number or application serial number appears on all Licensed Products or their labels.

4.    Fees, Payments and Royalties.

4.1 License Maintenance Payments. SIGA must pay to WU non-refundable, non-creditable license maintenance payments as follows:

4.1.1 Payment equal to $10,000 per each Calendar Year Beginning on January 1, 2001 and each year thereafter.

4.1.2 The payments required in Sections 4.1.1 must be made no later than January 31 of each respective Calendar Year. License maintenance payments cease the Calendar Year following the Year in which the First Commercial Sale in the U.S. of a Licensed Product occurs.

4.2 SIGA will pay WU ten percent (10%) of all Sublicensing Revenue received from its Sublicensees within 30 days of receipt by SIGA.

4.3 Milestone Payments. SIGA will pay the following milestone payments for each discrete molecule that is a Licensed Product under this Agreement as follows:

      i.    Completion of Phase I IND clinical trials - $50,000;

      ii.   Completion of Phase II IND clinical trials - $50,000;

      iii.  Completion of Phase III IND clinical trials - $200,000; and

      iv.   Product approval (PLA) - $250,000


4.4 Minimum Royalty. SIGA must pay to WU a non-refundable minimum royalty of $50,000 for each Licensed Product sold by SIGA and/or its Sublicensees. The first calendar period for which the minimum royalty will be paid will begin on the first day of the Calendar Half following the Calendar Half in which the First Commercial Sale in the U.S. of that Licensed Product occurs.

4.5 Earned Royalty. SIGA must pay to WU an earned royalty of one percent (1%) of the Net Sales of Licensed Product(s) made, made for, used, imported or sold by SIGA or its Sublicensees.

4.5.1 Earned royalties paid are fully creditable against minimum royalties called for in Section 4.4 for the period in which the earned royalties are accumulated and reported.

4.5.2 Earned royalties will be accumulated and reported each Calendar Half. SIGA will pay to WU earned royalties accumulated during a Calendar Half on the January 31 or July 31 immediately following the end of that Calendar Half.

4.6 Licensed Products may be made, used, imported or sold in combination with or as part of other products which are covered by a claim of a third party's patent or by other intellectual property rights of a third party, requiring a license to enable

      SIGA to make, use, sell or offer for sale, or import Combination Products. To calculate the value of Net Sales of Combination Products, the gross sales of such Products will be multiplied by the fraction A/(A + B) where A is the fair market value of the Licensed Product when sold separately, and B is the fair market value of the Other Component when sold separately. Allowed deductions may then be subtracted from the proportion of gross sales attributable to the Licensed Product to compute Net Sales.

4.7 When a Licensed Product or its manufacture, use, sale or importation is covered by more than one Valid Claim or patent or patent application within the Patent Rights licensed hereunder, SIGA will only be obligated to pay royalties and fees or make payments as if there were only one Valid Claim.

4.8 Patent expenses will be borne equally by WU and SIGA. SIGA will reimburse WU within thirty (30) days of receipt of invoices for one half of incurred patent expenses. If WU grants additional nonexclusive licenses, then future costs will be borne pro rata by WU, SIGA, and all such licensees.

5.    Place and Method of Payment; Reports and Records; Audit; Interest.

5.1 All dollar ($) amounts referred to in this Agreement are expressed in United States dollars. All payments to WU under this Agreement must be made in United States dollars by check or electronic transfer payable to "Washington University". Any Sales revenues for Licensed Products received by SIGA in currency other than United States dollars will be converted to United States dollars at the conversion rate for the foreign currency as published in the eastern edition of The Wall Street Journal as of the last business day in the United States of the applicable Calendar Half.

5.2 Checks will be dispatched to WU's correspondence address given in Article 14 below. Electronic transfers will be made to a bank account designated by WU.

5.3 SIGA must deliver to WU within the time provided in Article 4 for making the respective payment after the end of each Calendar Half in which earned royalties are owed and payable, a written report setting forth the calculation of the payments made to WU for that Calendar Half, including at least the following:

5.3.1 The number of Licensed Products manufactured, sold, used or imported and volume of Sales by country.

5.3.2 Gross receipts for Sales of Licensed Products including total amounts invoiced, billed or received.

5.3.3 Allowed deductions as defined in Section 2.9, giving totals by each type.

5.3.4   Net Sales of Licensed Products by country.

5.3.5   Royalties, fees and payments due to WU giving totals for each category.

5.3.6 Earned royalty amounts credited against minimum royalty payments or vice versa.

5.4 SIGA must maintain, and require its Sublicensees to maintain, complete and accurate books of account and records which would enable an independent auditor to verify the amounts paid as royalties, fees and payments under this Agreement. The books and records must be maintained for five years following the Calendar Half after submission of the reports required by this Article. Upon reasonable notice by WU, SIGA must give WU (or auditors or inspectors appointed by and representing WU) access to all books and records relating to Sales of Licensed Products by SIGA to conduct an audit or review of those books and records. This access must be available at least once during each Calendar Half, for a reasonable time, during regular business hours, during the Term of the Agreement and for the five calendar years following the year in which termination or expiration occurs. If the independent auditor determines that amounts paid to WU as royalties, fees and payments by SIGA differ by 5% or more from amounts actually owed for any Calendar Half, then SIGA must pay WU the costs and expenses of its accountants and auditors in connection with the review and audit.

5.5 Any amounts that are not paid by SIGA to WU within thirty (30) days of the due date will accrue interest from the due date until payment is made at an annual rate equal to two percent above the prime rate published in the Eastern edition of The Wall Street Journal during the period of arrearage (or the maximum allowed by law, if less than prime.) This provision applies to all payments that SIGA must make under this Agreement.

6.    Confidentiality.

6.1 All Patent Rights patent applications, Tangible Research Property and Technical Information designated by WU representatives as confidential at the time of delivery to SIGA, or within a reasonable period after said delivery, and all of Articles 4 and 5 of this Agreement, are Confidential Information.

6.2 SIGA will maintain in secrecy and not disclose to any third party any of WU's Confidential Information after it has been so designated. SIGA will ensure that its employees have access to WU's Confidential Information only on a need-to-know basis and are obligated by written agreement to keep SIGA's confidentiality obligations under this Agreement.

6.3 The obligations of confidentiality specified in this Article will not extend to Confidential Information which:

6.3.1   Becomes part of the public domain through no fault of SIGA.

6.3.2 Was known to SIGA before disclosure to SIGA by WU as established by clear and convincing documentary evidence;

6.3.3 Comprises identical subject matter to that which had been originally and independently developed by SIGA personnel without knowledge or use of any WU Confidential Information; or

6.3.4 Was disclosed to SIGA by a third party, having a right to make the disclosure.

6.4 Notwithstanding the other terms of this Article 6, SIGA may, to the extent necessary, use Confidential Information to secure governmental approval to clinically test or market a Licensed Product, to comply with a court order or governmental rule or regulation, or to show to a potential contractor subject to an appropriate confidentiality agreement. SIGA will, in any such use, take all reasonably available steps to maintain confidentiality of the disclosed information and to guard against any further disclosure.

7.    Representations and Warranties.

7.1   WU represents and warrants that:

7.1.1 WU is a corporation organized, existing and in good standing under the laws of Missouri.

7.1.2 It has the authority to enter into this Agreement and that the person signing on its behalf has the authority to do so.

7.1.3 To the best of its knowledge, it is the owner (subject to any rights retained by the U.S. government by operation of law of the Intellectual Property licensed in this Agreement and that it has the authority to grant the licenses set forth herein.

7.2   SIGA represents and warrants that:

7.2.1 It is a corporation duty organized, existing, and in good standing under the laws of Delaware.

7.2.2 The execution, delivery and performance of this Agreement have been authorized by all necessary corporate action on the part of SIGA and that the person signing the Agreement on behalf of SIGA has the authority to do so.

7.2.3 The making or performance of this Agreement would not violate any separate agreement it has with any other person or entity.

7.2.4 It is not a party to any agreement or arrangement that would prevent it from performing its duties and fulfilling its obligations to WU under this Agreement.

7.2.5   Has the insurance coverage called for in Article 10.

7.2.6 Is unaware of any pending litigation or claims against SIGA that could impair its ability or capacity to perform and fulfill its duties and obligations under this Agreement.

7.3   Nothing in this Agreement is or will be construed as:

7.3.1 A warranty or representation by WU as to the validity or scope of its Patent Rights, Tangible Research Property or Technical Information.

7.3.2 Granting by implication, estoppel or otherwise any licenses or rights under patents or other intellectual property rights of WU or other persons, other than the rights expressly granted above to Intellectual Property identified on the attached Exhibits.

7.3.3 An obligation to furnish any technology or technological information other than that identified in the attached Exhibits.

7.3.4 A grant of rights to either Party to use the name of the other in advertising, publicity, or otherwise, except as expressly authorized herein, without the permission of the other Party.

7.4 THE INTELLECTUAL PROPERTY IS PROVIDED "AS IS" AND WU MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OF ANY LICENSED PRODUCT FOR A PARTICULAR PURPOSE, OR THAT THE USE OF ANY

      LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES. WU WILL NOT BE LIABLE TO SIGA ITS SUCCESSORS, ASSIGNS, CONTRACTORS OR SUBLICENSEES OR ANY THIRD PARTY REGARDING ANY CLAIM ARISING FROM SIGA's USE OF LICENSED INTELLECTUAL PROPERTY OR ANY LICENSED PRODUCT OR FROM THE MANUFACTURE, USE, IMPORTATION OR SALE OF LICENSED PRODUCTS, OR ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

8.    Infringement, Enforcement, and Defense.

8.1 This license includes the right, revocable by WU, to bring actions in WU's name to enforce the Intellectual Property rights against third parties or to defend the same in WU's name against claims by third parties, subject to the terms and conditions set forth in this Agreement

8.2 WU and SIGA will immediately give to the other written notice of any known or suspected infringement of the Patent Rights or unauthorized use of the Tangible Research Property or Technical Information by third parties.

8.3 SIGA at its sole expense, if SIGA is the sole licensee (or prorated with other licensees if any), will attempt to abate any infringement of the Patent Rights or unauthorized use of Tangible Research Property or Technical Information by third parties. SIGA has the right to institute and conduct actions against third parties for infringement and unfair trade practices through outside counsel of its choice who are reasonably acceptable to WU. SIGA will keep WU informed of all proceedings and provide copies of all pleadings and other papers related to such actions. WU will provide reasonable assistance to SIGA in prosecuting any such actions.

8.4 SIGA at its sole expense will defend third party claims of patent or intellectual property infringement and injury, death or product liability brought against SIGA and/or WU. SIGA will have the right to conduct the defense of such actions through outside counsel of its choice who are reasonably acceptable to WU. WU will provide all reasonable assistance for the defense of such claims and SIGA will keep WU informed of all proceedings and provide copies of all pleadings and other papers related to such actions.

8.5 If more than one nonexclusive licensee participates in bringing or defending an action under this Article, then the costs and fees for such action will be shared pro-rata among such licensees.

8.6 Notwithstanding anything stated herein to contrary, SIGA will not be permitted to settle or compromise any claim or action in a manner that may impose restrictions or obligations on WU or grant rights or concessions to Intellectual Property or Licensed Products without WU's prior written consent.

8.7 SIGA will be entitled to offset 50% of its attorney's fees and expenses incurred in abating third party infringement or unfair trade practices or bringing or defending any action against third parties under this Article, against the royalties due under Sections 4.4 and 4.5.

9. Indemnification. SIGA and its Sublicensees will indemnify, defend and hold harmless WU, its trustees, faculty, staff, students and agents from and against any and all liability, loss, damage, action, claim or expense (including attorney's fees and costs at trial and appellate levels) in connection with any claim, suit, action, demand or judgment arising out of
      (a) the use of any Intellectual Property in the design, development, production, manufacture, sale or offer for sale, use, importation, lease, marketing or promotion of any Licensed Product by SIGA or its Sublicensees, contractors or agents or (b) injury or death to any person, or damage to property caused or allegedly caused by or relating in any way to any person's use of any Licensed Products, or (c) any third party claim that any use or licensing of the Intellectual Property under this Agreement violates or infringes that party's intellectual property rights. In legal actions undertaken or defended by SIGA pursuant to this indemnification provision, SIGA may select counsel of its own choice who are reasonably acceptable to WU.

10.   Insurance.

10.1 SIGA and its Sublicensees will at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering all employees with respect to activities undertaken in performance of this Agreement. This requirement may be met by insurance or self-insurance coverage provided to SIGA by a Sublicensee.

10.2 In addition to the foregoing, SIGA and any Sublicensees as appropriate, will at appropriate times obtain and maintain occurrence-based Broad Form Comprehensive General Liability (BFCGL) insurance with a reputable and financially secure insurance carrier(s) having at least an "A" rating and An A.M. Best Class Size of at least X. Deviations from the rating or class size must be approved in advance by WU. The BFCGL insurance will include, among all other coverages standing in such BFCGL policies, coverage for product liability and contractual liability.

10.3 The insurance will provide to SIGA or each Sublicensee minimum annual limits of $2 million in liability insurance for the WU Licensed Products, and list WU as an additional insured.

10.4 All policies will be purchased and kept in force during the term of the Agreement.

10.5 SIGA or any Sublicensee as appropriate, will provide WU with a certificate of insurance and will provide a complete copy of the insurance policy to WU as soon as one becomes available and notices or subsequent renewals. The certificate must provide that SIGA's carrier will notify WU in writing at least thirty days prior to cancellation or material change in coverage.

10.6 WU may periodically evaluate the adequacy of the minimum coverages of insurance specified in this Article. WU reserves the right to require SIGA to adjust the insurance coverages. The specified minimum coverages do not constitute a limitation on SIGA's or its Sublicensees' obligation to indemnify WU under this Agreement.

11.   Termination.

11.1 SIGA may terminate this Agreement with or without cause on ninety days written notice to WU. The license rights granted hereunder terminate at the end of the ninety day period.

11.2 WU may terminate on thirty days written notice to SIGA upon breach by SIGA of the Agreement. The termination becomes effective at the end of the thirty day period unless SIGA has fully cured the breach within the thirty days.

11.3 If SIGA enters bankruptcy or receivership, voluntarily or involuntarily, all obligations of WU and all rights (but not obligations) of SIGA and this Agreement terminate immediately without the need for either WU or SIGA to take any action.

11.4 Upon termination of this Agreement for any reason, SIGA must return to WU all Confidential Information (as defined in Article 6) received from WU during the Term of this Agreement.

11.5 On termination by either Party for any reason, the license rights granted to SIGA under Article 3 terminate when termination of the Agreement is effective. SIGA's obligations to pay fees, royalties or other payments accruing prior to termination survive termination.

12. Use of Names. Neither Party may use the name of the other for any commercial, advertisement, or promotional purpose without the written consent of the other.

13. Assignment or Pledge of Agreement. Neither this Agreement nor any portion of it may be assigned by either Party to anyone else without the written consent of the other Party, and such consent will not be unreasonably withheld. Notwithstanding this, SIGA may assign the entire Agreement, without WU's consent, to an entity that succeeds to substantially all of its business or assets by way of merger, sale, acquisition or otherwise, provided that the successor agrees in writing to assume all the obligations and liabilities of SIGA to WU. The rights granted in this Agreement may not be pledged in any way by SIGA or any Sublicensee to secure any purchase, lease or loan.

14. Notice. Any required or permissive notice under this Agreement will be sufficient if in writing and delivered personally, by recognized national overnight courier, or by registered or certified mail, postage prepaid and return receipt requested, to the address below and will be deemed to have been given as of the date shown on the receipt if by certified or registered mail, or the day following dispatch if by overnight courier.

If to WU:

Washington University
Center of Technology Management
Campus Box 8013
660 South Euclid Avenue
St. Louis MO 63110

If to SIGA:

Joshua D. Schein
SIGA Pharmaceuticals, Inc.
420 Lexington Avenue
Suite 620
New York, NY 10120

15.   General Provisions.

15.1 This Agreement will be governed and interpreted according to the laws of Missouri.

15.2 None of the terms or this Agreement can be waived except by mutual written consent of the Parties.

15.3 This Instrument comprises the entire agreement and understanding of the Parties relating to the subject matter of the Agreement.

15.4 This Agreement cannot be changed, modified or amended except by a written instrument subscribed by authorized representatives of the respective Parties.

15.5 Neither Party is an agent or contractor of the other as a result of any transaction under or related to this Agreement. Neither Party may in any way pledge the other party's credit or incur any obligation on behalf of the other Party.

15.6 Each Party is liable to the other only for actual damages for breach of this Agreement or any warranty contained herein, and not for any special, consequential, incidental, or indirect damages arising out of this Agreement, however caused, under any theory of liability.

15.7 The provisions of this Agreement are severable in that if any provision in the Agreement is determined to be invalid or unenforceable under any controlling body of law, that will not affect the validity or enforceability of the remaining provisions of the Agreement.

15.8 If the performance of any obligation under this Agreement is prevented or impaired by acts of war, riot, acts or defaults of common carriers, or governmental laws or regulations, a Party will be excused from performance so long as such cause continued to prevent or impair that Party's performance. The Party claiming force majeure excuse must promptly notify the other Party of the existence of the cause and must at all times use diligent efforts to resume and complete performance. This Section 15.8 will not excuse SIGA's obligation to pay fees, payments and royalties under Article 4 of the Agreement.

15.9 WU has no responsibility for product design and development, servicing, distribution, or marketing, or any decisions made or strategies devised in areas related to Licensed Products.

15.l0 Articles 4, 5, 6, 9, 10, and 12 above will survive expiration or termination of this Agreement.

15.11 This Agreement will be executed in two original versions, one belonging to each Party. The originals are valid counterparts of each other.

Witness: The parties have caused this Agreement to be executed in duplicate by their duly qualified representatives.

For SIGA                                     For WU:

-----------------------------------          -----------------------------------
Signature                                    Signature
Name                                         Name
Title                                        Title

------------                                 ------------
Date                                         Date

                         NON EXCLUSIVE LICENSE AGREEMENT

                                     Between

                       Washington University in St. Louis
                                    Licensor

                                       And

                           SIGA Pharmaceuticals, Inc.
                                    Licensee

Introduction: This Agreement is made end entered into this 17th day of February, 2000 by and between Washington University in St. Louis, a corporation established by special act of the Missouri General Assembly approved February 22, 1853 and acts amendatory thereto, having its principal office at One Brookings Drive, St. Louis, Missouri 63130, (hereinafter "WU") and SIGA Pharmaceuticals, Inc., having its principal office at 420 Lexington Ave, Suite 620, New York, NY 10120 (hereinafter "SIGA"). WU and SIGA may be referred to individually as a "Party" or collectively as the "Parties".

1. Background. WU is the owner of certain Patent Rights, Tangible Research Property and Technical Information (collectively, Intellectual Property, all as hereinafter defined) relating to polypeptides and antibodies useful for the diagnosis and treatment of pathogenic Nelsseria and other organisms having type IV pllln, and WU has the right to grant licenses thereto. WU wishes to allow the Intellectual Property to be used to further scientific research end for new product development and other applications in the public interest and is willing to grant a license for such uses. SIGA represents to WU that it has the necessary product development, manufacturing and marketing capabilities to commercialize products based on such Intellectual Property. SIGA desires to obtain a license to use these properties and information for its own commercial research and development endeavors upon the terms and conditions set forth in this Agreement, In consideration of these premises and the mutual promises contained herein, the Parties further agree as follows.

2. Definitions. For the purposes of this Agreement, the following words and phrases will have the meanings assigned to them below.

2.1   Agreement: This nonexclusive license agreement.

2.2 Calendar Half/Year: Each six month period or portion thereof beginning on January 1 or July 1; or each twelve month period, or portion thereof, beginning on January 1.

2.3 Combination Product: Any product that is comprised in part of a Licensed Product and in part of one or more other components which are not themselves Licensed Products (the "Other Components"). Other Components do not include surfactants, diluents and carriers.

2.4   Effective Date: [The day, month and year written in the Introduction].

2.5 Field: Human and veterinary antimicrobial therapeutic and prophylactic compounds and vaccines.

2.6 First Commercial Sale: The date of first transfer by SIGA or its Sublicensees to an unrelated third party of a Licensed Product for compensation (including equivalent cash value for trades or other non-cash payments). The transfer of Licensed Products by SIGA and its Sublicensees strictly for its own laboratory research and development purposes, beta-testing and/or clinical testing does not constitute a First Commercial Sale for the purposes of this Agreement, provided that SIGA receives no payment for such Licensed Product in excess of the fully burdened (i.e., direct and indirect) costs of producing end transporting such materials.

2.7 Intellectual Property: Patent Rights patents and patent applications, trademarks, service marks, copyrights, mask works, trade secrets, Tangible Research Property and Technical Information.

2.8 Licensed Product: Any product or service which is made, made for, used, sold or imported by SIGA and/or its Sublicensees which (a) in the absence of this license Agreement would infringe at least one valid claim, (b) uses, is used in, or is made using a process covered by a valid claim, or
      (c) is made with or derived from a compound or composition covered by a valid claim. Licensed Product includes any product made, and method or process used, in whole or in part using Tangible Research Property or Technical Information.

2.9 Net Sales: For purposes of computing royalties, gross amounts received by SIGA or its Sublicensees for Sales of Licensed Products less qualifying costs, taxes and discounts, as set forth below, which are actually invoiced and borne by SIGA and its Sublicensees. Deductions for calculating Net Sales are limited to the following:

2.9.1     Trade, quantity and cash discounts

2.9.2 Credits, allowances or refunds, not exceeding the original invoice amount, for claims, damaged goods, rejections or returns.

2.9.3 Prepaid outbound transportation expenses and freight insurance premiums

2.9.4 Excise, sale, use, value added or other taxes levied by a governmental agency, other than income taxes.

2.10 Patent Rights: US Patent No. 5,834,591 and all foreign counterparts, continuations, continuations-in-part, divisions, extensions, reexaminations and reissues thereof, which trace their earliest priority filing date by unbroken lineage to this patent and its parent applications.

2.11 Sale: Any transaction in which a Licensed Product is exchanged for value. A Sale of a Licensed Product will be deemed to have been made at the time SIGA or its Sublicensee Invoices, ships, or receives value for, whichever occurs first, a Licensed Product.

2.12 Sublicensee: A person or entity to which SIGA has granted a sublicense under the license rights granted to SIGA in Article 3 of this Agreement.

2.13 Sublicensing Revenue: All fees and cash equivalent for securities, equipment and other property received by SIGA from its Sublicensees for the grant of any sublicense. Said Sublicensing Revenue will exclude any research payments made to SIGA by any Sublicensee.

2.14 Tangible Research Property: The physical embodiments of Patent Rights Information, including all progeny and derivatives thereof.

2.15 Technical Information: All ideas, data, know-how, trade secrets, research information, methods, procedures or processes, biological or chemical materials, owned by WU, resulting from research performed by or under the direction of Dr. Stephan Normark et al, which contribute to the practice of the inventions in the Patent Rights and the commercialization of Licensed Products.

2.16 Term: Commences on the Effective Date and continues until the expiration of the last of the patents included in the Patent Rights to expire, unless earlier terminated in accordance with this Agreement. A patent will be understood to expire at midnight on the day of its expiration.

2.17 Territory: Anywhere in the world except for countries to which export of technology or goods is prohibited by applicable U.S. export control laws or regulations.

2.18 Valid Claim: A claim (a) of a pending Patent Rights patent application which claim has not been pending for longer than seven years, or (b) of an issued and unexpired Patent Rights patent which has not been held Invalid or unenforceable by a court or other governmental agency of competent jurisdiction in a decision or order that is not subject to an appeal.

3. License Grant. Subject to the terms and conditions set forth in this Agreement, WU hereby grants to SIGA and SIGA hereby accepts, the following license during the Term in the Territory:

3.1 A nonexclusive, fee- and royalty-bearing license, including the right to grant sublicenses, under the Intellectual Property, to make, have made, sell, offer for sale, use, and import Licensed Products in the Field.

3.2 The right to grant sublicenses granted to SIGA under this Agreement is subject to the following conditions:

3.2.1 In each sublicense, SIGA must prohibit the Sublicensee from further sublicensing and require that the Sublicensee is subject to the terms and conditions of the license granted to SIGA under this Agreement.

2.9.1     Trade, quantity and cash discounts

3.2.2 Within thirty days of the effective date of any sublicense, SIGA must send to WU a complete copy of the sublicense. If the original sublicense is written in a language other than English, then SIGA must also send to WU within the allotted time a translation of the sublicense written in English.

3.2.3 If SIGA enters bankruptcy or receivership, voluntarily or involuntarily, Sublicensing Revenue then or thereafter due to SIGA will, upon notice from WU to any Sublicensee, become owed directly to WU for the account of SIGA. WU will remit to SIGA any amounts received that exceed the sum actually owed by SIGA to WU.

3.2.4 Any sublicense granted by SIGA under this Agreement will remain in effect in the event that this Agreement is terminated prior to expiration. Any Sublicensee will automatically become a direct licensee of WU under the rights originally sublicensed to it by SEGA provided the

          Sublicensee did not cause the termination of this Agreement and the Sublicensee agrees to comply with all the terms of this Agreement and to fulfill all the responsibilities of SIGA hereunder.

3.2.5 SIGA will be primarily liable to WU for all of SIGA's obligations contained in this Agreement. Any act or omission by a Sublicensee that would be a breach of this Agreement if imputed to SIGA will be deemed to be a breach by SIGA of this Agreement.

3.3 The license "to have made" granted in Section 3.1 means that SIGA or its Sublicensee may contract with a third party or parties to manufacture Licensed Products for SIGA or its Sublicensee. SIGA will require any contractors to assume confidentiality obligations consonant with Article 6 of this Agreement.

3.4 SIGA and its Sublicensees have no ownership rights of any kind in the Intellectual Property licensed under this Agreement. All ownership rights remain the property of WU. WU will retain all original versions of Tangible Research Property and Technical Information licensed and will remain control over the same at all times. The delivery of Tangible Research Property and Technical Information and grant of license rights thereto under this Agreement do not constitute a sale of the same.

3.5 In accordance with Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. ss.ss. 200-212, the United States government retains certain rights to Inventions arising from federally supported research or development. Under these laws and implementing regulations, the government may impose requirements on such inventions. Licensed Products embodying inventions subject to these laws and regulations sold in the United States must be substantially manufactured in the United States. The license rights granted in this Agreement are expressly made subject to these laws and regulations as they may be amended from time to time. SIGA agrees to abide by these laws and regulations.

3.6 SIGA will ensure that where applicable "Patent Pending" or the Patent Rights patent number or application serial number appears on all Licensed Products or their labels.

4.    Fees, Payments and Royalties.

4.1 License Maintenance Payments. SIGA must pay to WU non-refundable, non-creditable license maintenance payments as follows:

4.1.1 Payments equal to $10,000 per each Calendar Year beginning January 1, 2001 and each year thereafter.

4.1.2 The payments required in Sections 4.1.1 must be made no later than January 31 of each respective Calendar Year. License maintenance payments cease the Calendar Year following the Year in which the First Commercial Sale in the U.S. of a Licensed Product occurs.

4.2 SIGA will pay WU ten percent (10%) of all Sublicensing Revenue received from its Sublicensees within 30 days of receipt by SIGA.

4.2 Milestone Payments. SIGA will pay the following milestone payments for each discrete molecule that is a Licensed Product under this Agreement as follows:

      i.    Completion of Phase I IND clinical trials - $50,000;
      ii.   Completion of Phase II IND clinical trials - $50,000;
      iii.  Completion of Phase III IND clinical trials - $200,000; and
      iv.   Product approval (PLA) - $250,000

4.4 Minimum Royalty. SIGA must pay to WU a non-refundable minimum royalty of $50,000 for each Licensed Product sold by SIGA and/or its Sublicensees. The first calendar period for which the minimum royalty will be paid will begin on the first day of the Calendar Half following the Calendar Half in which the First Commercial Sale in the U.S. of that Licensed Product occurs.

4.5 Earned Royalty. SIGA must pay to WU an earned royalty of one percent (1%) of the Net Sales of Licensed Product(s) made, made for, used, imported or sold by SIGA or its Sublicensees.

4.5.1 Earned royalties paid are fully creditable against minimum royalties called for in Section 4.4 for the period in which the earned royalties are accumulated and reported.

4.5.2 Earned royalties will be accumulated and reported each Calendar Half. SIGA will pay to WU earned royalties accumulated during a Calendar Half on the January 31 or July 31 immediately following the end of that Calendar Half.

4.6 Licensed Products may be made, used, imported or sold in combination with or as part of other products which are covered by a claim of a third party's patent or by other intellectual property rights of a third party, requiring a license to enable

      SIGA to make, use, sell or offer for sale, or import Combination Products. To calculate the Value of Net Sales of Combination Products, the gross sales or such Products will be multiplied by the fraction A/(A + B) where A is the fair market value of the Licensed Product when sold separately, and B is the fair market value of the Other Component when sold separately. Allowed deductions may then be subtracted from the proportion of gross sales attributable to the Licensed Product to compute Net Sales.

4.7 When a Licensed Product or its manufacture, use, sale or importation is covered by more than one Valid Claim or patent or patent application, within the Patent Rights licensed hereunder, SIGA will only be obligated to pay royalties and fees or make payments as if there were only one Valid Claim.

4.8 Patent expenses will be borne equally by WU and SIGA. SIGA will reimburse WU within thirty (30) days of receipt of invoices for one half of incurred patent expenses. If WU grants additional non-exclusive licenses, then future costs will be borne pro rata by WU, SIGA, and all such licensees.

5.    Place and Method of Payment; Reports and Records; Audit; Interest.

5.1 All dollar ($) amounts referred to in this Agreement are expressed in United States dollars. All payments to WU under this Agreement must be made in United States dollars by check or electronic transfer payable to "Washington University". Any Sales revenues for Licensed Products received by SIGA in currency other than United States dollars will be converted to United States dollars at the conversion rate for the foreign currency as published in the Eastern edition of The Wall Street Journal as of the last business day in the United States of the applicable Calendar Half.

5.2 Checks will be dispatched to WU's correspondence address given in Article 14 below. Electronic transfers will be made to a bank account designated by WU.

5.3 SIGA must deliver to WU within the time provided in Article 4 for making the respective payment after the end of each Calendar Half in which earned royalties are owed and payable, a written report setting forth the calculation of the payments made to WU for that Calendar Half, including at least the following:

5.3.1 The number of Licensed Products manufactured, sold, used or imported and volume of Sales by country.

5.3.2 Gross receipts for Sales of Licensed Products including total amounts invoiced, billed or received.

5.3.3 Allowed deductions as defined in Section 2.9, giving totals by each type.

5.3.4     Net Sales of Licensed Products by country.

5.3.5 Royalties, fees and payments due to WU giving totals for each category.

5.3.6 Earned royalty amounts credited minimum royalty payments or vice versa.

5.4 SIGA must maintain, and require its Sublicensees to maintain, complete and accurate books of account and records which would enable an independent auditor to verify the amounts paid as royalties, fees and payments under this Agreement. The books and records must be maintained for five years following the Calendar Half after submission of the reports required by this Article. Upon reasonable notice by WU, SIGA must give WU (or auditors or inspectors appointed by and representing WU) access to all books end records relating to Sales of Licensed Products by SIGA to conduct an audit or review of those books and records. This access must be available at least once during each Calendar Half, for a reasonable time, during regular business hours, during the Term of the Agreement and for the five calendar years following the year in which termination or expiration occurs. If the independent auditor determines that amounts paid to WU as royalties, fees and payments by SIGA differ by 5% or more from amounts actually owed for any Calendar Half, then SIGA must pay WU the costs and expenses of its accountants and auditors in connection with the review and audit.

5.5 Any amounts that are not paid by SIGA to WU within thirty (30) days of the due date will accrue interest from the due date until payment is made at an annual rate equal to two percent above the prime rate published in the Eastern edition of The Wall Street Journal during the period of arrearage (or the maximum allowed by law, if less than prime.) This provision applies to all payments that SIGA must make under this Agreement.

6.    Confidentiality.

6.1 All Patent Rights patent applications, Tangible Research Property and Technical Information designated by WU representatives as confidential at the time of delivery to SIGA, or within a reasonable period after said delivery, and all of Articles 4 and 5 of this Agreement, are Confidential Information.

6.2 SIGA will maintain in secrecy and not disclose to any third party any of WU's Confidential Information after it has been so designated. SIGA will ensure that its employees have access to WU's Confidential Information only on a need-to-know basis and are obligated by written agreement to keep SIGA's confidentiality obligations under this Agreement.

6.3 The obligations of confidentiality specified in this Article will not extend to Confidential Information which:

6.3.1     Becomes part of the public domain through no fault of SIGA.

6.3.2 Was known to SIGA before disclosure to SIGA by WU as established by clear and convincing documentary evidence;

6.3.3 Comprises identical subject matter to that which had been originally and independently developed by SIGA personnel without knowledge or use of any WU Confidential Information; or

6.3.4 Was disclosed to SIGA by a third party having a right to make the disclosure.

6.4 Notwithstanding the other terms of this Article 6, SIGA may, to the extent necessary, use Confidential Information to secure governmental approval to clinically test or market a Licensed Product, to comply with a court order or governmental rule or regulation, or to show to a potential contractor subject to an appropriate confidentiality agreement. SIGA will, in any such use, take all reasonably available steps to maintain confidentiality of the disclosed Information and to guard against any further disclosure.

7.    Representations and Warranties.

7.1   WU represents and warrants that:

7.1.1 WU is a corporation organized, existing and in good standing under the laws of Missouri.

7.1.2 It has the authority to enter into this Agreement and that the person signing on its behalf has the authority to do so.

7.1.3 To the best of its knowledge, it is the owner (subject to any rights retained by the U.S. government by operation of law) of the Intellectual Property licensed in this Agreement and that it has the authority to grant the licenses set forth herein.

7.2   SIGA represents and warrants that:

7.2.1 It is a corporation duly organized, existing, and in good standing under the laws of Delaware.

7.2.2 The execution, delivery and performance of this Agreement have been authorized by all necessary corporate action on the part of SIGA and that the person signing the Agreement on behalf of SIGA has the authority to do so.

7.2.3 The making or performance of this Agreement would not violate any separate agreement it has with any other person or entity.

7.2.4 It is not a party to any agreement or arrangement that would prevent it from performing its duties and fulfilling its obligations to WU under this Agreement.

7.2.5     Has the insurance coverage called for in Article 10.

7.2.6 Is unaware of any pending litigation or claims against SIGA that could impair its ability or capacity to perform and fulfill its duties and obligations under this Agreement.

7.3   Nothing in this Agreement is or will be construed as:

7.3.1 A warranty or representation by WU as to the validity or scope of its Patent Rights, Tangible Research Property or Technical Information.

7.3.2 Granting by implication, estoppel or otherwise any licenses or rights under patents or other intellectual property rights of WU or other persons, other than the rights expressly granted above to Intellectual Property identified on the attached Exhibits.

7.3.3 An obligation to furnish any technology or technological information other than that identified in the attached Exhibits.

7.3.4 A grant of rights to either Party to use the name of the other in advertising, publicity, or otherwise, except as expressly authorized herein, without the permission of the other Party.

7.4 THE INTELLECTUAL PROPERTY IS PROVIDED "AS IS" AND WU MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OF ANY LICENSED PRODUCT FOR A PARTICULAR PURPOSE, OR THAT THE USE OF ANY

      LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTES. WU WILL NOT BE LIABLE TO SIGA ITS SUCCESSORS, ASSIGNS, CONTRACTORS OR SUBLICENSEES OR ANY THIRD PARTY REGARDING ANY CLAIM ARISING FROM SIGA's USE OF LICENSED INTELLECTUAL PROPERTY OR ANY LICENSED PRODUCT OR FROM THE MANUFACTURE, USE, IMPORTATION OR SALE OF LICENSED PRODUCTS, OR ANY CLAIM FOR LOSS OR PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

8.    Infringement, Enforcement, and Defense.

8.1 This license includes the right, revocable by WU, to bring actions in WU's name to enforce the Intellectual Property rights against third parties or to defend the same in WU's name against claims by third parties, subject to the terms and conditions set forth in this Agreement.

8.2 WU and SIGA will immediately give to the other written notice of any known or suspected infringement of the Patent Rights or unauthorized use of the Tangible Research Property or Technical Information by third parties.

8.3 SIGA at its sole expense, if SIGA is the sole licensee (or prorated with other licensees if any), will attempt to abate any infringement of the Patent Rights or unauthorized use of Tangible Research Property or Technical Information by third parties. SIGA has the right to institute and conduct actions against third parties for Infringement and unfair trade practices through outside counsel of its choice who are reasonably acceptable to WU. SIGA will keep WU informed of all proceedings and provide copies of all pleadings and other papers related to such actions. WU will provide reasonable assistance to SIGA in prosecuting any such actions.

8.4 SIGA at its sole expense will defend third party claims of patent or intellectual property infringement and injury, death or product liability brought against SIGA and/or WU. SIGA will have the right to conduct the defense of such actions through outside counsel of its choice who are reasonably acceptable to WU. WU will provide all reasonable assistance for the defense of such claims and SIGA will keep WU informed of all proceedings and provide copies of all pleadings and other papers related to such actions.

8.5 If more than one nonexclusive licensee participates in bringing or defending an action under this Article, then the costs and fees for such action will be shared pro-rata among such licensees.

8.6 Notwithstanding anything stated herein to contrary, SIGA will not be permitted to settle or compromise any claim or action in a manner that may impose restrictions or obligations on WU or grant rights or concessions to Intellectual Property or Licensed Products without WU's prior written consent.

8.7 SIGA will be entitled to offset 50% of its attorney's fees end expenses incurred in abating third party infringement or unfair trade practices or bringing or defending any action against third parties under this Article, against the royalties due under Sections 4.4 and 4.5.

9. Indemnification. SIGA and its Sublicensees will indemnify, defend and hold harmless WU, its trustees, faculty, staff, students and agents from and against any and all liability, loss, damage, action, claim or expense (including attorney's fees and costs at trial and appellate levels) in connection with any claim, suit, action, demand or judgment arising out of
      (a) the use of any Intellectual Property in the design, development, production, manufacture, sale or offer for sale, use, importation, lease, marketing or promotion of any Licensed Product by SIGA or its Sublicensees, contractors or agents or (b) injury or death to any person, or damage to property caused or allegedly caused by or relating in any way to any person's use of any Licensed Products, or (c) any third party claim that any use or licensing of the Intellectual Property under this Agreement violates or infringes that party's intellectual property rights. In legal actions undertaken or defended by SIGA pursuant to this indemnification provision, SIGA may select counsel of its own choice who are reasonably acceptable to WU.

10.   Insurance.

10.1 SIGA and its Sublicensees will at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering all employees with respect to activities undertaken in performance of this Agreement. This requirement may be met by insurance or self-insurance coverage provided to SIGA by a Sublicensee.

10.2 In addition to the foregoing, SIGA and any Sublicensees as appropriate, will at appropriate times obtain and maintain occurrence-based Broad Form Comprehensive General Liability (BFCGL) insurance with a reputable and financially secure insurance carrier(s) having at least an "A" rating and an A.M. Best Class Size of at least X. Deviations from the rating or class size must be approved in advance by WU. The BFCGL insurance will include, among all other coverages standing in such BFCGL policies, coverage for product liability and contractual liability.

10.3 The Insurance will provide to SIGA or each Sublicensee minimum annual limits of $2 million in liability insurance for the WU Licensed Products, and list WU as an additional insured.

10.4 All policies will be purchased and kept in force during the term of the Agreement.

10.5 SIGA or any Sublicensee as appropriate, will provide WU with a certificate of insurance and will provide a complete copy of the insurance policy to WU as soon as one becomes available and notices of subsequent renewals. The certificates must provide that SIGA's carrier will notify WU in writing at least thirty days prior to cancellation or material change in coverage.

10.6 WU may periodically evaluate the adequacy of the minimum coverages of insurance specified in this Article. WU reserves the right to require SIGA to adjust the insurance coverages. The specified minimum coverages do not constitute a limitation on SIGA's or its Sublicensees' obligation to indemnify WU under this Agreement.

11.   Termination.

11.1 SIGA may terminate this Agreement with or without cause on ninety days written notice to WU. The license rights granted hereunder terminate at the end of the ninety day period.

11.2 WU may terminate on thirty days written notice to SIGA upon breach by SIGA of the Agreement. The termination becomes effective at the end of the thirty day period unless SIGA has fully cured the breach within the thirty days.

11.3 If SIGA enters bankruptcy or receivership, voluntarily or involuntarily, all obligations of WU and all rights (but not obligations) of SIGA and this Agreement terminate immediately without the need for either WU or SIGA to take any action.

11.4 Upon termination of this Agreement for any reason, SIGA must return to WU all Confidential Information (as defined in Article 6) received from WU during the Term of this Agreement.

11.5 On termination by either Party for any reason, the license rights granted to SIGA under Article 3 terminate when termination of the Agreement is effective. SIGA's obligations to pay fees, royalties or other payments accruing prior to termination survive termination.

12. Use of Names. Neither Party may use the name of the other for any commercial, advertisement, or promotional purpose without the written consent of the other.

13. Assignment or Pledge of Agreement. Neither this Agreement nor any portion of it may be assigned by either Party to anyone else without the written consent of the other Party, and such consent will not be unreasonably withheld. Notwithstanding this, SIGA may assign the entire Agreement, without WU's consent, to an entity that succeeds to substantially all of its business or assets by way of merger, sale, acquisition or otherwise, provided that the successor agrees in writing to assume all the obligations and liabilities of SIGA to WU. The rights granted in this Agreement may not be pledged in any way by SIGA or any Sublicensee to secure any purchase, lease or loan.

14. Notice. Any required or permissive notice under this Agreement will be sufficient if in writing and delivered personally, by recognized national overnight courier, or by registered or certified mail, postage prepaid and return receipt requested, to the address below and will be deemed to have been given as of the date shown on the receipt if by certified or registered mail, or the day following dispatch if by overnight courier.

If to WU:

Washington University
Center of Technology Management
Campus Box 8013
660 South Euclid Avenue
St. Louis MO 63110

If to SIGA:

Joshua D. Schein
SIGA Pharmaceuticals, Inc.
420 Lexington Avenue
Suite 620
New York, NY 10120

15.   General Provisions.

15.1 This Agreement will be governed and interpreted according to the laws of Missouri.

15.2 None of the terms of this Agreement can be waived except by mutual written consent of the Parties.

15.3 This instrument comprises the entire agreement and understanding of the Parties relating to the subject matter of the Agreement.

15.4 This Agreement cannot be changed, modified or amended except by a written instrument subscribed by authorized representatives of the respective Parties.

15.5 Neither Party is an agent or contractor of the other as a result of any transaction under or related to this Agreement. Neither Party may in any way pledge the other Party's credit or incur any obligation on behalf of the other Party.

15.6 Each Party is liable to the other only for actual damages for breach of this Agreement or any warranty contained herein, and not for any special, consequential, incidental, or indirect damages arising out of this Agreement, however caused, under any theory of liability.

15.7 The provisions of this Agreement are severable in that if any provision in the Agreement is determined to be invalid or unenforceable under any controlling body of law, that will not affect the validity or enforceability of the remaining provisions of the Agreement.

15.8 If the performance of any obligation under this Agreement is prevented or impaired by acts of war, riot, acts or defaults of common carriers, or governmental laws or regulations, a Party will be excused from performance so long as such cause continues to prevent or impair that Party's performance. The Party claiming force majeure excuse must promptly notify the other Party of the existence of the cause and must all times use diligent efforts to resume and complete performance. This Section 15.8 will not excuse SIGA's obligation to pay fees, payments and royalties under Article 4 of the Agreement

15.9 WU has no responsibility for product design and development, servicing, distribution, or marketing, or any decisions made or strategies devised in areas related to Licensed Products.

15.l0 Articles 4, 5, 6, 9, 10, and 12 above will survive expiration or termination of this Agreement.

15.11 This Agreement will be executed in two original versions, one belonging to each Party. The originals are valid counterparts of each other.

Witness: The parties have caused this Agreement to be executed in duplicate by their duly qualified representatives.

For SIGA                                    For WU:


/s/ Joshua D. Schein                        /s/ Andrew Neighbour
-----------------------------------         -----------------------------------
Signature                                   Signature
Name Joshua D. Schein                       Name Andrew Neighbour, Ph.D.
Title Chief Executive Officer               Title Associate Vice Chancellor
                                                  For Technology Management

2/14/00                                      2/17/00
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Date                                         Date